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            [KPMG DEUTSCHE TREUHAND-GESELLSCHAFT AKTIENGESELLSCHAFT
                  WIRTSCHAFTSPRUFUNGSGESELLSCHAFT LETTERHEAD]

                                                                    EXHIBIT 23.2

       CONSENT OF KPMG DEUTSCHE TREUHAND-GESELLSCHAFT AKTIENGESELLSCHAFT
                        WIRTSCHAFTSPRUFUNGSGESELLSCHAFT

The Board of Directors
Hayes Wheels International, Inc.

     We consent to the use of our report dated May 21, 1997, related to the consolidated balance sheets of Lemmerz Holding GmbH and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the years then ended, incorporated by reference herein in the Registration Statement (Form S-8) and related Prospectus.

                                      KPMG DEUTSCHE TREUHAND-GESELLSCHAFT
                                      AKTIENGESELLSCHAFT
                                      WIRTSCHAFTSPRUFUNGSGESELLSCHAFT

Cologne, Germany

November 7, 1997